As filed with the Securities and Exchange Commission on March 8, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Jasper Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-2984849
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Bridge Pkwy Suite #102

Redwood City, CA 94065

(Address of Principal Executive Offices) (Zip Code)

Jasper Therapeutics, Inc. 2021 Equity Incentive Plan

Jasper Therapeutics, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

Ronald Martell

Chief Executive Officer and President

Jasper Therapeutics, Inc.

2200 Bridge Pkwy Suite #102

Redwood City, CA 94065

(650) 549-1400

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin

Samantha H. Eldredge

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, California 94304
(650) 320-1838

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

The Registrant has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register: (1) 1,521,827 additional shares of Common Stock issuable pursuant to the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”), and (2) 380,456 additional shares of Common Stock issuable pursuant to the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The Registrant’s stockholders have previously approved the 2021 Plan and the 2021 ESPP, including the shares of Common Stock available for issuance pursuant thereto.

Pursuant to the Registration Statement on Form S-8 (File No. 333-263702) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on March 18, 2022 (the “Prior Registration Statement”), the Registrant previously registered an aggregate of 8,578,230 shares of Common Stock under the 2021 Plan and an aggregate of 928,551 shares of Common Stock under the 2021 ESPP.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 8, 2023;

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 19, 2023, January 25, 2023, January 27, 2023 and February 17, 2023; and

(c)	The description of the Registrant’s common stock set forth in the Registration Statement on Form 8-A filed with the Commission on November 18, 2019 (File No. 001-39138) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description, including the description of our Common Stock included as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 8, 2023.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Jasper Therapeutics, Inc.

2200 Bridge Pkwy Suite #102

Redwood City, CA 94065

(650) 549-1400

Attn: President and Chief Executive Officer

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ITEM 8. EXHIBITS.

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on September 29, 2021).

3.2	Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on February 17, 2023).

4.1	Form of Warrant Agreement, dated November 19, 2019, by and between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on November 25, 2019).

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1/A (File No. 333-234324) filed by the Registrant on November 6, 2019).

5.1*	Opinion of Paul Hastings LLP.

10.1	Jasper Therapeutics, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the Registrant on September 29, 2021).

10.2	Jasper Therapeutics, Inc. 2021 Equity Incentive Plan Form of Stock Option Grant Notice and Stock Option Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by the Registrant on September 29, 2021).

10.3	Jasper Therapeutics, Inc. 2021 Equity Incentive Plan Form of RSU Award Grant Notice and Award Agreement (RSU Award) (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by the Registrant on September 29, 2021).

10.4	Jasper Therapeutics, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed by the Registrant on September 29, 2021).

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1*	Power of Attorney is contained on the signature page.

107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on March 8, 2023.

Jasper Therapeutics, Inc.

By:	/s/ Ronald Martell
Name:	Ronald Martell
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Ronald Martell and Jeet Mahal, and each or any one of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ronald Martell	President, Chief Executive Officer and Director	March 8, 2023
Ronald Martell	(Principal Executive Officer)

/s/ Jeet Mahal	Chief Financial Officer and Chief Business Officer	March 8, 2023
Jeet Mahal	(Principal Accounting and Financial Officer)

/s/ William Lis	Chairperson of the Board	March 8, 2023
William Lis

/s/ Anna French, D.Phil.	Director	March 8, 2023
Anna French, D.Phil.

/s/ Vishal Kapoor	Director	March 8, 2023
Vishal Kapoor

/s/ Lawrence Klein, Ph.D.	Director	March 8, 2023
Lawrence Klein, Ph.D.

/s/ Christian W. Nolet	Director	March 8, 2023
Christian W. Nolet

/s/ Judith Shizuru, M.D., Ph.D.	Director	March 8, 2023
Judith Shizuru, M.D., Ph.D.

/s/ Kurt von Emster	Director	March 8, 2023
Kurt von Emster

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